Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (File Nos. 333-68694, 333-47672, 333-44702, 333-104922, 333-104933, 333-103679, 333-127630, 333-159796, 333-182198, 333-204666, 333-218561, 333-249859, 333-260962 and 333-265472) on Form S-8 and in registration statement (File No. 333-270269) on Form S-3 of our report dated February 28, 2024, with respect to the consolidated financial statements of Devon Energy Corporation and the effectiveness of internal control over financial reporting.

Oklahoma City, Oklahoma

February 28, 2024